Registration No. 333-145412

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENEREX BIOTECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	98-0178636
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

555 RICHMOND STREET WEST, SUITE 604

TORONTO, ONTARIO

CANADA M5V 3B1

(Address of Principal Executive Offices) (Zip Code)

AMENDED AND RESTATED

GENEREX BIOTECHNOLOGY CORPORATION

2006 STOCK PLAN

(Full Title of the Plan)

Mark A. Fletcher

President and Chief Executive Officer

Generex Biotechnology Corporation

555 RICHMOND STREET WEST, SUITE 604

TORONTO, ONTARIO

CANADA M5V 3B1

(416) 364-2551

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies of all communications, including all communications sent to agent for service, should be sent to:

Gary A. Miller

Eckert Seamans Cherin & Mellott, LLC

Two Liberty Place

50 South 16th Street – 22nd Floor

Philadelphia, PA 19102

(215) 851-8400

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered (1)	Amount To Be Registered	Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Common Stock, $.001 par value	30,000,000 shares	$0.0312	(2)	$936,000	(2)	$128

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this post-effective amendment no. 1 to this registration statement covers an indeterminate number of additional shares that may become issuable under the Amended and Restated Generex Biotechnology Corporation 2006 Stock Plan pursuant to anti-dilution and adjustment provisions thereof as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee.  Pursuant to Rule 457(c) and (h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined based on the closing price of Generex Biotechnology Corporation’s common stock as reported on the OTC Bulletin Board on March 28, 2013 ($0.0312).

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to Registration Statement File No. 333-145412 is being filed by the registrant, Generex Biotechnology Corporation (the “Company”), for the purpose of increasing the number of shares of common stock to be issued under the Amended and Restated Generex Biotechnology Corporation 2006 Stock Plan (the “Plan”) by 30,000,000 shares, from 30,000,000 shares to 60,000,000 shares, pursuant to General Instruction E on Form S-8 (Registration of Additional Securities).  The contents of the original registration statement (File No. 333-145412) are hereby incorporated by reference and made a part hereof.  The stockholders of the registrant approved amending the Plan for this purpose at the annual meeting of stockholders on March 28, 2013.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents heretofore filed with the SEC by us under the Securities and Exchange Act of 1934, as amended, are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K filed with the SEC on October 15, 2012 , for the year ended July 31, 2012;

(b)	The Company’s Quarterly Report on Form 10-Q filed with the SEC on March 11, 2013 , for the quarter ended January 31, 2013;

(c)	The portions of the Company’s Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the SEC under the Securities Exchange Act of 1934, as amended, filed on January 31, 2013;

(d)	The Company’s Current Reports on Form 8-K filed with the SEC on August 8, 2012, December 6, 2012, December 11, 2012, December 14, 2012, January 30, 2013, January 31, 2013 and April 1, 2013; and

(e)	The description of the Company’s common stock contained in the Company’s Form 10 filed with the SEC on December 14, 1998, as amended by a Form 10/A filed with the SEC on February 24, 1999, and including any amendment or report subsequently filed for the purpose of updating the description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities then offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein.  Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

Item 5.  Interests of Named Experts and Counsel.

Certain members of the firm of Eckert Seamans Cherin & Mellott, LLC own additional shares (less than one percent in total) that they purchased from time to time for cash, either from us or in the public market.

Item 8.  Exhibits.

Exhibit
Number	Description of Exhibit(1)

3(i)(a)	Restated Certificate of Incorporation of Generex Biotechnology Corporation (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed on October 26, 2009)

3(i)(b)	Certificate of Designation of Preferences, Rights and Limitations of Series A 9% Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on July 11, 2011).

3(i)(c)	Certificate of Designation of Preferences, Rights and Limitations of Series B 9% Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Generex Biotechnology Corporation’s Current Report on form 8-K filed on February 1, 2012)

3(i)(d)	Certificate of Designation of Preferences, Rights and Limitations of Series C 9% Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on August 8, 2012).

3(i)(e)	Certificate of Designation of Preferences, Rights and Limitations of Series D 9% Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Generex Biotechnology Corporation’s Current Report on form 8-K filed on December 11, 2012)

3(i)(f)	Certificate of Amendment to Restated Certificate of Incorporation of Generex Biotechnology Corporation (incorporated by reference to Exhibit 3.(i)(f) to Generex Biotechnology Corporation’s Registration Statement of Form S-1 filed on April 1, 2013).

3(ii)	Amended and Restated By-Laws of Generex Biotechnology Corporation (incorporated by reference to Exhibit 3.2(ii) to Generex Biotechnology Corporation’s Report on Form 8-K filed December 5, 2007)

4.3	Amended and Restated Generex Biotechnology Corporation 2006 Stock Plan (incorporated by reference Appendix B to the Company’s Definitive Proxy Statement filed with the SEC on June 18, 2009)

5.1	Opinion of Eckert Seamans Cherin & Mellott, LLC regarding the legality of the securities being registered

23.1	Consent of MSCM LLP

23.2	Consent of Eckert Seamans Cherin & Mellott, LLC (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1) In case of incorporation by reference to documents filed by the Company under the Exchange Act, the Company’s file number under the Exchange Act is 000-25169.

Pursuant to Form S-8, Part II, Item 8(b), the Generex Biotechnology Corporation 2006 Stock Plan is not subject to the requirements of ERISA, and no action will be taken to qualify said plan under Section 401 of the Internal Revenue Code of 1986, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada, on this 1st day of April 2013.

GENEREX BIOTECHNOLOGY CORPORATION

By:	/s/ Mark A. Fletcher
Mark A. Fletcher,, CEO and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark A. Fletcher and Stephen Fellows, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including additional post-effective amendments) and additions to this Post Effective Amendment No. 2 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 2 has been signed below by the following persons in the capacities and on the dates indicated.

Name	Capacity in Which Signed	Date

/s/ Mark A. Fletcher	President and Chief Executive Officer and General	April 1, 2013
Mark A. Fletcher	Counsel and Secretary (Principal Executive Officer)

/s/ Stephen Fellows	Acting Chief Financial, Officer	April 1, 2013
Stephen Fellows	(Principal Financial and Accounting Officer)

/s/ Brian T. McGee	Director	April 1, 2013
Brian T. McGee

/s/ John P. Barratt	Director	April 1, 2013
John P. Barratt

/s/ James Anderson	Director	April 1, 2013
James Anderson

/s/ Eric von Hofe	Director	April 1, 2013
Eric von Hofe

GENEREX BIOTECHNOLOGY CORPORATION

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit(1)

3(i)(a)	Restated Certificate of Incorporation of Generex Biotechnology Corporation (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed on October 26, 2009)

3(i)(b)	Certificate of Designation of Preferences, Rights and Limitations of Series A 9% Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on July 11, 2011).
3(i)(c)	Certificate of Designation of Preferences, Rights and Limitations of Series B 9% Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Generex Biotechnology Corporation’s Current Report on form 8-K filed on February 1, 2012)
3(i)(d)	Certificate of Designation of Preferences, Rights and Limitations of Series C 9% Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on August 8, 2012).
3(i)(e)	Certificate of Designation of Preferences, Rights and Limitations of Series D 9% Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Generex Biotechnology Corporation’s Current Report on form 8-K filed on December 11, 2012)
3(i)(f)	Certificate of Amendment to Restated Certificate of Incorporation of Generex Biotechnology Corporation (incorporated by reference Appendix E to the Company’s Definitive Proxy Statement filed with the SEC on January 31, 2013)

3(ii)	Amended and Restated By-Laws of Generex Biotechnology Corporation (incorporated by reference to Exhibit 3.2(ii) to Generex Biotechnology Corporation’s Report on Form 8-K filed December 5, 2007)

4.3	Amended and Restated Generex Biotechnology Corporation 2006 Stock Plan (incorporated by reference Appendix E to the Company’s Definitive Proxy Statement filed with the SEC on January 31, 2013)

5.1	Opinion of Eckert Seamans Cherin & Mellott, LLC regarding the legality of the securities being registered

23.1	Consent of MSCM LLP

23.2	Consent of Eckert Seamans Cherin & Mellott, LLC (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1) In case of incorporation by reference to documents filed by the Company under the Exchange Act, the Company’s file number under the Exchange Act is 000-25169.